SPATIALIZER AUDIO LABORATORIES, INC.

EXHIBIT 11.1  COMPUTATION OF LOSS PER COMMON SHARE


                                                     THREE MONTHS                                    FOUR MONTHS     FISCAL YEAR
                                                         ENDED              FISCAL YEAR ENDED           ENDED           ENDED
                                                     -----------      ----------------------------   -------------   -------------
                                                       MARCH 31,      DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      AUGUST 31,
                                                         1997             1996            1995            1994            1994
                                                     -----------      ------------    ------------   -------------   -------------
PRIMARY EARNINGS PER COMMON SHARE:
Weighted Average Common Shares                       13,120,862        12,644,751      15,933,516     14,329,235      12,376,579

Weighted Average Escrowed Performance Shares (1)                                       (5,776,700)    (5,776,700)     (5,485,033)
                                                     ----------        ----------      ----------     ----------      ----------
Adjusted Weighted Average Common Shares              13,120,862        12,644,751      10,156,816      8,552,535       6,891,546
                                                     ==========        ==========      ==========     ==========      ==========
Net Loss for Period                                  (1,026,839)      (25,395,170)     (3,241,285)    (1,193,261)     (1,808,387)
                                                     ==========        ==========      ==========     ==========      ==========
Primary Loss Per Share                                    (0.08)            (2.01)          (0.32)         (0.14)          (0.26)
                                                     ==========        ==========      ==========     ==========      ==========


FULLY DILUTED EARNINGS PER COMMON SHARE:

Adjusted Weighted Average Common Shares              13,120,862        12,644,751      10,156,816      8,552,535       6,891,546

Weighted Average Escrowed Performance Shares (1)              0                 0       5,776,700      5,776,700       5,485,033

Shares to be issued on Option Exercise (2)            1,273,291           829,856         806,066        621,486         648,838

Shares to be issued on Option Exercise (2)              305,144            15,076         312,704         23,143               0
                                                     ----------        ----------      ----------     ----------      ----------
Fully Diluted Weighted Average Common Shares         14,699,297        13,489,683      17,052,286     14,973,864      13,025,417
                                                     ==========        ==========      ==========     ==========      ==========
Net Loss for Period (from above)                     (1,026,839)      (25,395,170)     (3,241,285)    (1,193,261)     (1,808,387)
                                                     ==========        ==========      ==========     ==========      ==========

Fully Diluted Loss Per Share                              (0.07)            (1.88)          (0.19)         (0.08)          (0.14)
                                                     ==========        ==========      ==========     ==========      ==========


        (1) Escrowed performance shares were excluded from the determination of primary loss per share until conditions for release were met on December 31, 1996 at which time they were released.

        (2) Outstanding options and warrants to purchase common shares have not been included in the calculation of primary loss per share as the effect of including such securities would be antidilutive. For purposes of computing the fully diluted loss per share, the treasury stock method has been used and the shares have been treated as outstanding for the entire period.